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Exhibit 4.6


                                 FLEET BANK - NH
                  SECOND AMENDMENT TO COMMERCIAL LOAN AGREEMENT
                               AND LOAN DOCUMENTS


      THIS SECOND AMENDMENT (the "Amendment") made as of the 12th day of July, 1996, is by and among FLEET BANK - NH, a bank organized under the laws of the State of New Hampshire with an address of Mail Stop NHNA E02A, 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank"), and WPI GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC., WPI MICRO PROCESSOR SYSTEMS, INC., and WPI DECISIONKEY, INC., each a New Hampshire corporation with a principal office at 1155 Elm Street Manchester, New Hampshire 03101 (all of such corporations are hereinafter referred to individually and collectively as the "BORROWER").


                               R E C I T A L S:
                               ----------------

      WHEREAS, pursuant to a Commercial Loan Agreement dated October 24, 1995, as amended by First Amendment to Commercial Loan Agreement and Loan Documents dated March 20, 1996 (as amended, the "Loan Agreement") and certain Loan Documents as defined therein, the Bank has extended to WPI GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC. WPI MICRO PROCESSOR SYSTEMS, INC., and WPI DECISIONKEY, INC., a revolving line of credit loan in the principal amount of up to Twenty Million Dollars ($20,000,000.00) (the "Revolving Line of Credit Loan");

      WHEREAS, WPI GROUP, INC., owns all of the outstanding capital stock of each of WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC., and WPI MICRO PROCESSOR SYSTEMS, INC., and WPI MICRO PROCESSOR SYSTEMS owns all of the capital stock of WPI DECISIONKEY, INC.;

      WHEREAS, WPI GROUP, INC. and WPI TERMIFLEX, INC, will form, and own all of the ownership interest of, WPI GROUP UNITED KINGDOM UNLIMITED, an unlimited company organized under the laws of the United Kingdom ("WPI-UK");

      WHEREAS, WPI-UK is to acquire all of the capital stock of OYSTER TERMINALS LIMITED, a corporation organized under the laws of the United Kingdom ("OTL"); and

      WHEREAS, the Borrower has requested, and the Bank has agreed, to (A) provide for the joinder of each of OTL and WPI-UK as a borrower under the Loan Agreement and Loan Documents after the acquisition; and (B) increase the maximum principal amount available to the




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Borrower under the Revolving Line of Credit Loan to up to Thirty Million Dollars
($30,000,000.00), all upon and subject to the terms and conditions of the Loan Agreement and the Loan Documents, as the same are amended hereby, and, in connection therewith, to amend the Loan Agreement and Loan Documents in certain other respects. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements and promises contained herein, the parties hereby agree as follows:

      1. ADDITION OF OTL AND WPI-UK AS BORROWER. Borrower hereby agrees that after the acquisition of OTL, each of the Loan Agreement and the Loan Documents shall be amended to join and include each of OTL and WPI-UK, jointly and severally, as a borrower thereunder, such that each reference to "Borrower" in the Loan Agreement and in each of the Loan Documents shall mean and include each of WPI GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC., WPI MICRO PROCESSOR SYSTEMS, INC., WPI DECISIONKEY, INC., WPI-UK and OTL, jointly and severally. Borrower agrees to take all such actions and to execute all such documents and instruments as are necessary, proper, or required to effect the provisions of this Section 2.

      2. Amendment of Loan Agreement.
         ----------------------------

      A. Section I. A. of the Loan Agreement shall be and hereby is amended by deleting the same and inserting in place thereof the following:

      A. MAXIMUM AVAILABLE AMOUNT. THE AGGREGATE MAXIMUM AMOUNT AVAILABLE TO THE BORROWER UNDER THE REVOLVING LINE OF CREDIT LOAN SHALL BE (i) UP TO THIRTY MILLION DOLLARS ($30,000,000.00) THROUGH AND UNTIL THE SOONER OF
      (a) THE DATE UPON WHICH THE BORROWER RECEIVES FINAL PAYMENT OF INSURANCE PROCEEDS FOR PROPERTY CASUALTY LOSSES TO ITS FACILITIES IN WARNER, NEW HAMPSHIRE,(b) THE DATE UPON WHICH THE AGGREGATE AMOUNT OF INSURANCE PROCEEDS RECEIVED BY BORROWER FOR PROPERTY CASUALTY LOSSES TO ITS FACILITIES IN WARNER, NEW HAMPSHIRE EXCEEDS THREE MILLION DOLLARS ($3,000,000.00), OR (c) DECEMBER 31, 1996; AND (ii) THEREAFTER, UP TO TWENTY-SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($27,500,000.00) THROUGH JUNE 30, 1997; AND (iii) THEREAFTER, UP TO TWENTY-FIVE MILLION DOLLARS ($25,000,000.00) THROUGH THE NEXT REVIEW DATE."

     B. The Loan Agreement shall be and hereby is amended by inserting therein the following new negative covenant as Section VI. I. thereof:

      "I. COVENANT TO THIRD PARTIES REGARDING LIENS AND MORTGAGES. PROVIDE ANY COVENANT TO, OR ENTER INTO ANY AGREEMENT WITH, ANY THIRD PARTY IDENTICAL TO, SUBSTANTIALLY SIMILAR TO, OR OF THE GENERAL NATURE OF THE COVENANT PROVIDED BY THE BORROWER TO THE BANK IN SECTION VI. C. OF THIS AGREEMENT HEREINABOVE."


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      C.  Section II of Schedule A of the Loan Agreement shall be and hereby is amended by inserting the following new paragraph D:

      "D. LETTERS TO MANAGEMENT ISSUED TO BORROWER BY ITS INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM IN CONNECTION WITH ITS AUDIT OF THE BORROWER FOR THE 1994 FISCAL YEAR AND FOR EACH FISCAL YEAR THEREAFTER WITH RESPECT TO WHICH ANY SUCH LETTERS ARE ISSUED, AS AND WHEN SUCH LETTERS ARE RECEIVED BY THE BORROWER."

      D. Section III of Schedule A of the Loan Agreement shall be and hereby is amended by deleting paragraph A thereof and inserting the following new paragraph A:

      "A. BORROWER SHALL HAVE ON A CONSOLIDATED BASIS A NET WORTH (AS HEREINAFTER DEFINED) EQUAL TO AT LEAST EIGHTEEN MILLION DOLLARS ($18,000,000.00) AS AT SEPTEMBER 30, 1996 AND AT ALL TIMES THEREAFTER THROUGH SEPTEMBER 29, 1997 AND EQUAL TO LEAST TWENTY-ONE MILLION DOLLARS ($21,000,000.00) AS AT SEPTEMBER 30, 1997 AND AT ALL TIMES THEREAFTER. "NET WORTH " MEANS TOTAL ASSETS MINUS TOTAL LIABILITIES, ALL AS DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES FROM BORROWER'S FINANCIAL STATEMENTS DELIVERED TO THE BANK IN ACCORDANCE WITH THE COVENANTS OF BORROWER HEREINABOVE (THE "FINANCIAL STATEMENTS")".

      E. Section III of Schedule A of the Loan Agreement shall be and hereby is amended by deleting paragraph B thereof and inserting the following new paragraph B:

      "B. BORROWER SHALL HAVE ON A CONSOLIDATED BASIS A RATIO OF FUNDED DEBT (AS HEREINAFTER DEFINED) TO EBITDA (AS HEREINAFTER DEFINED) OF NOT GREATER THAN (i) 3.5:1 AS AT SEPTEMBER 30, 1996 AND DECEMBER 31, 1996; (ii) 3:1 AS AT MARCH 31, 1997 AND JUNE 30, 1997; AND (ii) 2.5:1 AS AT SEPTEMBER 30, 1997 AND AS AT EACH FISCAL QUARTER END THEREAFTER. "FUNDED DEBT " MEANS THE AGGREGATE INTEREST BEARING INDEBTEDNESS OF THE BORROWER AS OF THE APPLICABLE DATE OF DETERMINATION, ALL AS DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES FROM BORROWER'S FINANCIAL STATEMENTS. "EBITDA" MEANS EARNINGS FOR THE TWELVE-MONTH PERIOD ENDING ON THE APPLICABLE DATE OF DETERMINATION, BEFORE REDUCTION FOR INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION EXPENSE FOR SUCH PERIOD, ALL AS DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES FROM BORROWER'S FINANCIAL STATEMENTS."

      F. Section III of Schedule A of the Loan Agreement shall be and hereby is amended by changing the reference in paragraph C thereof from "1.5:1" to "2.0:1".

      3. SUBSTITUTION AND REPLACEMENT OF REVOLVING LINE OF CREDIT PROMISSORY NOTE. To reflect the amendments hereby, the Bank and the Borrower agree that the Revolving Line of Credit Promissory Note in the principal amount of Twenty Million Dollars ($20,000,000.00) dated March 20, 1996 of WPI GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC,




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INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC., WPI
MICRO PROCESSOR SYSTEMS, INC., and WPI DECISIONKEY, INC., payable to the order of the Bank shall be substituted and replaced in full by the Revolving Line of Credit Promissory Note in the principal amount of Thirty Million Dollars ($30,000,000.00) of Borrower payable to the order of the Bank attached hereto as Exhibit A (the "Replacement RLOC Note"), which Replacement RLOC Note shall be executed contemporaneously with the execution of this Amendment, such that the indebtedness of WPI GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC., WPI MICRO PROCESSOR SYSTEMS, INC., and WPI DECISIONKEY, INC., currently due and owing to the Bank under the Revolving Line of Credit Loan shall hereafter be evidenced by the Replacement RLOC Note.

     4. AMENDMENT OF OTHER LOAN DOCUMENTS. Each of the other Loan Documents, whether or not specifically referenced herein or hereby, shall be and hereby is amended to reflect the terms and conditions of this Amendment and to include within the scope of such Loan Documents and the description of loans and notes therein, the Revolving Line of Credit Loan as increased, amended and modified hereby.

     5. REPRESENTATIONS AND WARRANTIES. Each Borrower individually hereby makes, confirms, reasserts, and restates all of the representations and warranties of the Borrower under the Loan Agreement and each of the Loan Documents, all as of the date hereof.

     6. AFFIRMATIVE COVENANTS. Each Borrower individually hereby makes, confirms, reasserts, and restates all of the Affirmative Covenants of the Borrower as set forth in the Loan Agreement and each of the Loan Documents, as amended hereby, all as of the date hereof.

     7. NEGATIVE COVENANTS. Each Borrower individually hereby makes confirms, reasserts, and restates all of the Negative Covenants of the Borrower as set forth in the Loan Agreement and each of the Loan Documents, all as of the date hereof.

     8. NO OTHER MODIFICATIONS. Except as specifically modified or amended herein or hereby, all of the terms and conditions of each of the Revolving Line of Credit Loan, the Loan Agreement and the Loan Documents, remain otherwise unchanged, and in full force and effect, all of which are hereby confirmed and ratified by the parties hereto.

     9. BANK FEE. For and in consideration of the Bank entering into this Amendment and increasing the maximum principal amount available to the Borrower under the Revolving Line of Credit Loan, the Borrower shall pay the Bank a fee in the amount of Twenty-five Thousand Dollars ($25,000.00); provided, however, that such fee shall only be due and payable in the event that the Parent issues additional capital stock within the twelve (12) month period from the date hereof, and the proceeds of such issuance are used, in whole or in part, to pay down the outstanding principal amount under the Revolving Line of Credit Loan by an amount in excess of $1,000,000.00.



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                                       WPI MAGNETEC, INC.


/s/ Michael Tule                       By: /s/ Michael Foster
-----------------------                    -----------------------
                                           Signature and Title
                                           Duly Authorized

                                           Chairman and CEO
                                           -----------------------
                                           Print Name and Title



WITNESSES:                             WPI ELECTRONICS, INC.


/s/ Michael Tule                       By: /s/ Michael Foster
-----------------------                    -----------------------
                                           Signature and Title
                                           Duly Authorized

                                           Chairman and CEO
                                           -----------------------
                                           Print Name and Title


                                       WPI TERMIFLEX, INC.


/s/ Michael Tule                       By: /s/ Michael Foster
-----------------------                    -----------------------
                                           Signature and Title
                                           Duly Authorized

                                           Chairman and CEO
                                           -----------------------
                                           Print Name and Title


                                       WPI MICRO PALM, INC.


/s/ Michael Tule                       By: /s/ Michael Foster
-----------------------                    -----------------------
                                           Signature and Title
                                           Duly Authorized

                                           Chairman and CEO
                                           -----------------------
                                           Print Name and Title


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     10. COSTS AND EXPENSES OF BANK. The Borrower agrees to reimburse the Bank for all reasonable costs, expenses, and fees, including attorneys' fees, associated with the documentation of this Amendment. Borrower consents to Bank charging Borrower's Revolving Line of Credit Loan account for all such costs, expenses and fees.

      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment all as of the date first set forth above.

WITNESSES                              FLEET BANK - NH

/s/ Michael Tule                       By: /s/ Mark L. Young
------------------------                   ------------------------------------
                                           Mark L. Young, Senior Vice President


WITNESSES:                             BORROWER:

                                       WPI GROUP, INC.


/s/ Michael Tule                       By: /s/ Michael Foster
-----------------------                    -----------------------
                                           Signature and Title
                                           Duly Authorized

                                           Chairman and CEO
                                           -----------------------
                                           Print Name and Title


                                       WPI POWER SYSTEMS, INC.

/s/ Michael Tule                       By: /s/ Michael Foster
-----------------------                    -----------------------
                                           Signature and Title
                                           Duly Authorized

                                           Chairman and CEO
                                           -----------------------
                                           Print Name and Title

                                       WPI PROCESSOR SYSTEMS, INC.


/s/ Michael Tule                       By: /s/ Michael Foster
-----------------------                    -----------------------
                                           Signature and Title
                                           Duly Authorized

                                           Chairman and CEO
                                           -----------------------
                                           Print Name and Title



                                       WPI DECISIONKEY, INC.


/s/ Michael Tule                       By: /s/ Michael Foster
-----------------------                    -----------------------
                                           Signature and Title
                                           Duly Authorized

                                           Chairman and CEO
                                           -----------------------
                                           Print Name and Title